UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 22, 2010
PARKER DRILLING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-07573	73-0618660
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

5 Greenway Plaza, Suite 100
Houston, Texas	77046
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 406-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On March 22, 2010, Parker Drilling Company, a Delaware corporation (the “Company”), entered into (i) an Indenture, dated as of March 22, 2010 (the “Indenture”), among the Company, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee; and (ii) a Registration Rights Agreement, dated as of March 22, 2010 (the “Registration Rights Agreement”), among the Company, the guarantors named therein, Bank of America Securities LLC, RBS Securities Inc., Barclays Capital Inc., Credit Suisse Securities (USA), Inc., Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., Natixis Bleichroeder LLC and Wells Fargo Securities, LLC. Copies of such agreements are attached hereto as Exhibits 4.1 and 10.1, respectively. For a description of the Indenture and the Registration Rights Agreement, see the information set forth below under Item 2.03, which is incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     On March 22, 2010, the Company issued $300,000,000 aggregate principal amount of its 9 1/8% Senior Notes due 2018 (the “Notes”) pursuant to the Indenture. The Notes were sold within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States only to non-U.S. persons in reliance on Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or any state securities laws, and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.
     The Notes will mature on April 1, 2018. Interest on the Notes will accrue from March 22, 2010 at the rate of 9⅛% per annum and will be payable on April 1 and October 1 of each year, beginning on October 1, 2010.
     If the Company experiences specified kinds of changes of control, the Company must offer to repurchase the Notes at 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest and additional interest, if any, to the date of repurchase.
     The Notes are general unsecured obligations of the Company. The Notes rank equal in right of payment with all of the Company’s existing and future senior unsecured indebtedness.
     The Notes are jointly and severally guaranteed by substantially all of the Company’s direct and indirect domestic subsidiaries other than immaterial subsidiaries and subsidiaries generating revenue primarily outside the United States.
     The Company will not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

     At any time prior to April 1, 2013, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes at a redemption price of 109.125% of the principal amount, plus accrued and unpaid interest and additional interest, if any, to the redemption date with the net cash proceeds of certain equity offerings by the Company. On and after April 1, 2014, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at redemption prices (expressed as percentages of principal amount) equal to 104.563% for the twelve-month period beginning on April 1, 2014, 102.281% for the twelve-month period beginning on April 1, 2015 and 100.000% beginning on April 1, 2016, plus accrued and unpaid interest and additional interest, if any.
     The Indenture restricts the Company’s ability and the ability of certain of its subsidiaries to: (i) sell assets; (ii) pay dividends or make other distributions on capital stock or redeem or repurchase capital stock or subordinated indebtedness; (iii) make investments; (iv) incur or guarantee additional indebtedness; (v) create or incur liens; (vi) enter into sale and leaseback transactions; (vii) incur dividend or other payment restrictions affecting subsidiaries; (viii) merge or consolidate with other entities; (ix) enter into transactions with affiliates; and (x) engage in certain business activities. These covenants are subject to a number of important exceptions and qualifications.
     The Indenture provides that each of the following is an Event of Default: (i) default for 30 days in the payment when due of interest on, or additional interest with respect to, the Notes; (ii) default in payment when due of the principal of, or premium, if any, on the Notes; (iii) failure by the Company or any of its restricted subsidiaries to comply within specified time periods with any of the other agreements in the Indenture; (iv) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any of its restricted subsidiaries (or the payment of which is guaranteed by the Company or any of its restricted subsidiaries) whether such indebtedness or guarantee now exists, or is created after the date Notes are first issued, if that default: (a) is caused by a failure to pay principal of, or interest or premium, if any, on such indebtedness prior to the expiration of the grace period provided in such indebtedness on the date of such default (a “Payment Default”); or (b) results in the acceleration of such indebtedness prior to its stated maturity, and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more; (v) failure by the Company or any of its subsidiaries to pay final judgments aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vi) except as permitted by the Indenture, any subsidiary guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason (other than in accordance with the terms of that guarantee and the indenture) to be in full force and effect or any guarantor, or any person acting on behalf of any guarantor, shall deny or disaffirm its obligations under its subsidiary guarantee; and (vii) certain events of bankruptcy or insolvency described in the indenture with respect to the Company or any of its significant subsidiaries or any group of restricted subsidiaries that, taken as a whole, would constitute a significant subsidiary. In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

     Pursuant to the Registration Rights Agreement, the Company will file an exchange offer registration statement within 90 days from March 22, 2010 with respect to an offer to exchange the Notes for substantially identical notes that are registered under the Securities Act. Additionally, the Company has agreed to use its commercially reasonable best efforts to cause that registration statement to become effective within 180 days from March 22, 2010. Under some circumstances, in lieu of a registered exchange offer, the Company has agreed to file a shelf registration statement with respect to the Notes and to use its commercially reasonable best efforts to keep the shelf registration statement effective until the earlier of the second anniversary of the effective date of such shelf registration statement or the sale pursuant to the shelf registration statement of all of the Notes registered thereunder. The Company is required to pay additional interest if it fails to comply with its obligations to register the Notes within the specified time periods
     The Company intends to use the net proceeds of the offering of the Notes to fund the March 8, 2010 cash tender offer for up to $225 million aggregate principal amount of the Company’s 9⅝% Senior Notes due 2013 and for general corporate purposes, which may include the redemption of any of the Company’s 9⅝% Senior Notes due 2013 not tendered in the tender offer and consent solicitation and the repayment of up to $42.0 million of borrowings under its revolving credit facility.
     The description set forth above is qualified in its entirety by reference to the Indenture and the Registration Rights Agreement, copies of which are filed herewith as exhibits.
Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement
     As previously disclosed, on March 8, 2010, the Company offered to purchase for cash any and all of its outstanding 9 5/8% Senior Notes due 2013 (the “9 5/8% Notes”) in an offer that expires at 11:59 pm, New York City time, on April 2, 2010 (the “Tender Offer”). As of 5:00 p.m., New York City time, on Friday, March 19, 2010 (the “Consent Date”), $96.3 million in outstanding principal amount of the 9 5/8% Notes had been validly tendered to the Company. On March 22, 2010, the Company deposited with the depositary for the Tender Offer $104.0 million, representing the total consideration payable to holders of 9 5/8% Notes that had tendered prior to 5:00 p.m., New York City time, on the Consent Date.
     On March 22, 2010, the Company voluntarily called for redemption all of its 9 5/8% Notes that are not tendered and purchased under the Tender Offer and remain outstanding on the redemption date, which is April 21, 2010, at the redemption price of 103.208% of the principal amount thereof, in accordance with the terms of the indenture governing the 9 5/8% Notes. Holders of redeemed 9 5/8 Notes will also receive accrued and unpaid interest thereon up to but not including the redemption date. As of the date of this report (and prior to giving effect to the redemption or the Tender Offer), $225,000,000 in aggregate principal amount of the 9 5/8% Notes were outstanding. The Company intends to use the net proceeds of the offering of the Notes described above under Item 2.03 to fund this redemption.
     The description set forth above is qualified in its entirety by reference to the Notice of Redemption, a copy of which is filed herewith as an exhibit.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

4.1	Indenture, dated March 22, 2010, among Parker Drilling Company, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Form of 9⅛% Senior Note due 2018 (included in Exhibit 4.1).

10.1	Registration Rights Agreement, dated March 22, 2010, by and among Parker Drilling Company, the guarantors named therein, Bank of America Securities LLC, RBS Securities Inc., Barclays Capital Inc., Credit Suisse Securities (USA), Inc., Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., Natixis Bleichroeder LLC and Wells Fargo Securities, LLC.

99.1	Press Release of Parker Drilling Company issued March 22, 2010.

99.2	Notice of Redemption dated March 22, 2010.

S I G N A T U R E
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKER DRILLING COMPANY
Dated: March 22, 2010	By:	/s/ W. Kirk Brassfield
W. Kirk Brassfield
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Indenture, dated March 22, 2010, among Parker Drilling Company, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Form of 9⅛% Senior Note due 2018 (included in Exhibit 4.1).

10.1	Registration Rights Agreement, dated March 22, 2010, by and among Parker Drilling Company, the guarantors named therein, Bank of America Securities LLC, RBS Securities Inc., Barclays Capital Inc., Credit Suisse Securities (USA), Inc., Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., Natixis Bleichroeder LLC and Wells Fargo Securities, LLC.

99.1	Press Release of Parker Drilling Company issued March 22, 2010.

99.2	Notice of Redemption dated March 22, 2010.